Registration No. 333-______

     As filed with the Securities and Exchange Commission on January 3, 2003


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                        Atlantic Liberty Financial Corp.
             (Exact Name of Registrant as Specified in its Charter)

              Delaware                                  16-1615014
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                               186 Montague Street
                            Brooklyn, New York 11201
                    (Address of Principal Executive Offices)

                                Barry M. Donohue
                      President and Chief Executive Officer
                               186 Montague Street
                            Brooklyn, New York 11201
                                 (718) 855-3555
            (Name, Address and Telephone Number of Agent for Service)


               Atlantic Liberty Savings, F.A. 401(k) Savings Plan
                            (Full Title of the Plan)


                                   Copies to:

                              Alan Schick, Esquire
                       Luse Gorman Pomerenk & Schick, P.C.
                      5335 Wisconsin Ave., N.W., Suite 400
                             Washington, D.C. 20015
                                 (202) 274-2000




     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box.   [X]




                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered (1)          Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

   401(k) Participation
        Interests
                                   (1)                   __                     __                     (2)
====================================================================================================================

--------------

(1) Represents an indeterminate number of interests in the Atlantic Liberty Savings, F.A. 401(k) Savings Plan.

(2)  Pursuant to Rule 457(h)(3) no registration fee is required to be paid.



     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan
                Annual Information

     This Registration Statement relates to the registration of an indeterminate number of participation interests in the Atlantic Liberty Savings, F.A. 401(k) Savings Plan (the "Plan"). Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plan, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

     The  following  documents  previously  or  concurrently  filed by  Atlantic
Liberty   Financial  Corp.  (the  "Company")  with  the  Commission  are  hereby incorporated by reference in this Registration Statement:

     a) The Company's prospectus containing audited financial statements for the fiscal year ended March 31, 2002 (Commission File No. 333-90828), filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended;

     b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the year covered by the prospectus referred to in (a) above; and

     c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on August 12, 2002 (Commission File No. 000-49967).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Barry
M. Donohue, President and Chief Executive Officer, Atlantic Liberty Financial Corp., 186 Montague Avenue, Brooklyn, New York 11201, telephone number (718) 855-3555.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.


Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Articles NINTH and TENTH of the Certificate of Incorporation of the Company set forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such:

         NINTH:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter and "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise, shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         TENTH:

     A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.


Regulation S-K                                                         Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto


         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         10       Atlantic Liberty Savings, F.A. 401(k) Savings Plan.                   **

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of Radics & Co., LLC.                                 Attached as Exhibit 23.2

         24       Power of Attorney.                                            Contained on Signature Page

         99       Prospectus Supplement.                                                ***

     * Incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (Commission File No. 333-90828), originally filed by the Company under the Securities Act of 1933 with the Commission on June 20, 2002, and all amendments or reports filed for the purpose of updating such description.

     ** Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form SB-2 (Commission File No. 333-90828), originally filed by the Company under the Securities Act of 1933 with the Commission on June 20, 2002, and all amendments or reports filed for the purpose of updating such description.

     *** Incorporated by reference to Exhibit 99.5 to the Registration Statement on Form SB-2 (Commission File No. 333-90828), originally filed by the Company under the Securities Act of 1933 with the Commission on June 20, 2002, and all amendments or reports filed for the purpose of updating such description.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 2nd day of January, 2003.

                                           ATLANTIC LIBERTY FINANCIAL CORP.

Date: January 2, 2003                      By:  /s/ Barry M. Donohue
                                                ----------------------------
                                                Barry M. Donohue, President and
                                                Chief Executive Officer
                                                (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Atlantic Liberty Financial Corp. (the "Company") hereby severally constitute and appoint Barry M. Donohue, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Barry M. Donohue may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of participation interests in the Atlantic Liberty Savings, F.A. 401(k) Savings Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Barry M. Donohue shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                       Title                                  Date


/s/ Barry M. Donohue       President, Chief Executive Officer    January 2, 2003
-------------------------- and Director (Principal Executive Officer)
Barry M. Donohue


/s/ William M. Gilfillan   Executive Vice President and          January 2, 2003
-------------------------  Chief Financial Officer (Principal
William M. Gilfillan       Financial and Accounting Officer)


/s/ Richard T. Arkwright   Chairman                              January 2, 2003
-------------------------
Richard T. Arkwright


/s/ Hon. Guy J. Mangano    Director                              January 2, 2003
-------------------------
Hon. Guy J. Mangano


/s/ Thomas M. De Martino   Director                              January 2, 2003
-------------------------
Thomas M. De Martino


/s/ George M. Spanakos     Director                              January 2, 2003
-------------------------
George M. Spanakos

     THE PLAN. Pursuant to requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 2, 2003.

                              ATLANTIC LIBERTY SAVINGS, F.A. 401(k) SAVINGS PLAN


                              By:      /s/ Barry M. Donohue
                                       ----------------------------------------
                                       Barry M. Donohue
                                       President and Chief Executive Officer
                                       (Duly authorized representative)

                                  EXHIBIT INDEX


Exhibit Number             Description

     4 Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (Commission File No. 333-90828), originally filed by the Company under the Securities Act of 1933 with the Commission on June 20, 2002, and all amendments or reports filed for the purpose of updating such description).

     5    Opinion of Luse Gorman Pomerenk & Schick, P.C.

     10 Atlantic Liberty Savings, F.A. 401(k) Savings Plan (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form SB-2 (Commission File No. 333-90828), originally filed by the Company under the Securities Act of 1933 with the Commission on June 20, 2002, and all amendments or reports filed for the purpose of updating such description).

     23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

     23.2 Consent of Radics & Co., LLC.

     24   Power  of  Attorney   (contained  in  the   signature   page  to  this
          Registration Statement).

     99 Prospectus Supplement (incorporated by reference to Exhibit 99.5 to the Registration Statement on Form SB-2 (Commission File No. 333-90828), originally filed by the Company under the Securities Act of 1933 with the Commission on June 20, 2002, and all amendments or reports filed for the purpose of updating such description).

                                    Exhibit 5

(202) 274-2000


January 3, 2003

Board of Directors
Atlantic Liberty Financial Corp.
186 Montague Street
Brooklyn, New York 11201

             Re: Atlantic Liberty Savings, F.A. 401(k) Savings Plan Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the registration of participation interests in the Atlantic Liberty Savings, F.A. 401(k) Savings Plan (the "Plan"). We have reviewed the Certificate of Incorporation of Atlantic Liberty Financial Corp. (the "Company"), the Plan, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the participation interests in the Plan will be legally issued, fully paid and non-assessable and the shares of common stock, par value $0.10 per share, of the Company that may be purchased by the Plan will, upon purchase, be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                            Very truly yours,



                                            /s/ Luse Gorman Pomerenk & Schick
                                            ---------------------------------
                                            Luse Gorman Pomerenk & Schick,
                                            A Professional Corporation

                                  Exhibit 23.2

                        Independent Accountants' Consent



The Board of Directors
Atlantic Liberty Financial Corp.


     We consent to the incorporation by reference in the registration statement on Form S-8 of Atlantic Liberty Financial Corp. related to the Atlantic Liberty Savings, F.A. 401(k) Savings Plan of our report dated May 3, 2002, relating to the statements of condition of Atlantic Liberty Savings, F.A. as of March 31, 2002 and 2001, and the related statements of income, comprehensive income, retained earnings and cash flows for the years then ended, which report appears in the Registration Statement on Form SB-2 of Atlantic Liberty Financial Corp., originally filed with the Securities and Exchange Commission on June 20, 2002 (Securities and Exchange Commission File No. 333-90828).


/s/ Radics & Co., LLC
--------------------------
Radics & Co., LLC

Pine Brook, New Jersey
December 27, 2002